KX2-391 Ointment 1%, a Novel Dual Src/Tubulin Inhibitor, in the Treatment of Adults with Actinic Keratosis in Two Pivotal Phase III Studies Edward Lain1, MD, Austin Institute for Clinical Research Inc, Pflugerville, TX (Presenter) Glynis Ablon1, MD, Ablon Skin Institute & Research Center, Manhattan Beach, CA Andrew Blauvelt1, MD, Oregon Medical Research Center, Portland, OR Suzanne Bruce1, MD, The Center for Skin Research, Houston, TX Michael Bukhalo1, MD, Arlington Dermatology, Rolling Meadows, IL Seth Forman1,2, MD, Forward Clinical Trials, Tampa, FL Abel Jarell1, MD, Activmed Practices & Research Inc., Portsmouth, NH Steven Kempers1,2, MD, Minnesota Clinical Study Center, Fridley, MN Robert Lieberman1, MD, Henderson Dermatology Research, Henderson, NV Jane Fang2, MD, Athenex, Buffalo, NY ACKNOWLEDGEMENT of Investigators of KX01-AK-003 and KX01-AK-004: Jerry Bagel, Joshua Berlin, Norman Bystol, Anne Chapas, Joel Cohen, J Clay Davis, Jess DeMaria, Sunil Dhawan, Janet Dubois, Robert Fixler, Joseph Fowler Jr, Scott Fretzin, David Greenstein, Scott Guenthner, Fashat Hamzavi, George Han, C William Henke III, Catherine Hren, John Humeniuk, Stephen Huang, Sarah Jackson, Sasha Jazayeri, Peter Jenkin, Timothy Jochen, Terry Jones, Debra Liu, Keith Loven, Kappa Meadows, Adnan Nasir, Terri Nutt, Maureen Olivier, James Pehoushek, Catherine Pointon, Edward Primka, Marta Rendon, Jeffrey Rosen, Todd Schlesinger, Joel Schlessinger, James Solomon, Kenneth Stein, Melody Stone, Dow Stough, Leonard Swinyer, Jens Thiele, Douglas Thomas, Aldo Trovato, Anne Truitt, Eduardo Tschen, John Tu, Stephen Tyring, Darryl Wong, Martin Zaiac, Matthew Zook DISCLOSURE: This study is sponsored by Athenex Inc. Authors are either investigators1 or consultants2 of Athenex, Inc. The content of this presentation has not been publicly disclosed and is provided for research purposes only. Almirall and Athenex are partners in the development program of KX2-391 Ointment 1% for Actinic Keratosis. Exhibit 99.1

KX2-391 Mechanism of Action Novel small molecule compound with differentiated mechanisms of actions: (1) inhibition of Src Kinase activity (2) inhibition of tubulin polymerization Upregulate apoptosis in proliferating cells KX2-391 Ointment 1% = KX2-391 free base + glyceryl monostearate + propylene glycol Molecular Weight: 431.53 g/mole Other names: KX01

Two Identical Phase III Efficacy and Safety Studies of KX2-391 Ointment 1% in Adult Subjects with Actinic Keratosis (AK) (KX01-AK-003 and KX01-AK-004) Study Design: Double-blind, vehicle-controlled, randomized, parallel group, multicenter Treatment area: 25 cm2 with 4-8 typical visible AK lesions on face or scalp KX2-391 ointment 1% vs Vehicle at 1:1 ratio Once daily treatment for 5 consecutive days; self-application; left in place ~12 hrs Objectives: (A) Primary efficacy endpoint: 100% clearance of AK at Day 57 (B) Safety (local skin reaction and AEs, etc.) of KX2-391 ointment 1% versus vehicle in adults with AK Enrolled 351 subjects in 31 US sites per study (total of 702 subjects from 62 US sites) Over 99% compliance with treatment

Demography and Baseline Characteristics - Intent-To-Treat (ITT) Population KX01-AK-003 N=351 KX01-AK-004 N=351 Number of Subjects (% of Subjects in ITT Population) KX2-391 N=175 Vehicle N=176 KX2-391 N=178 Vehicle N=173 Mean Age (years) 69.5 70.2 69.1 70.2 Gender: Male 147 (84%) 154 (88%) 158 (89%) 150 (87%) Race: White 175 (100%) 175 (99%) 177 (99%) 173 (100%) Fitzpatrick Skin Type I/II 123 (70%) 142 (81%) 126 (71%) 120 (69%) Median Baseline AK lesion counts 6 6 6 6 Treatment area: Face to Scalp 119:56 121:55 119:59 118:55 Demographics/baseline characteristics - similar between treatment groups for both studies

Efficacy Results of KX2-391 in Field Treatment of AK - Intent-To-Treat (ITT) population Study KX01-AK-003 KX01-AK-004 % of Subjects in ITT Population (Number of Subjects) KX2-391 N=175 Vehicle N=176 p-value KX2-391 N=178 Vehicle N=173 p-value 100% AK Clearance 44% (N=77) 5% (N=8) <0.0001 54% (N=97) 13% (N=22) <0.0001 Face Scalp 50% 30% 6% 2% <0.0001 <0.0001 61% 41% 14% 11% <0.0001 0.0003 ≥75% AK Clearance 68% 16% <0.0001 76% 20% <0.0001 Two of 702 subjects (both in Vehicle group) discontinued prior to Day 57 and were considered non-responders

Subgroup Analysis of 100% Clearance at Day 57 - ITT Population Statistical significant difference in 100% clearance was demonstrated for all subgroups analyzed in both studies KX01-AK-003 KX01-AK-004 Subgroups KX2-391 Vehicle p-value KX2-391 Vehicle p-value Female Male 61% 41% 14% 3% 0.0007 <0.0001 85% 51% 13% 13% <0.0001 <0.0001 <65 years old ≥65 years old 45% 44% 2% 5% <0.0001 <0.0001 63% 51% 10% 13% <0.0001 <0.0001 Baseline 4-6 AK lesions 7-8 AK lesions 49% 31% 6% 2% <0.0001 <0.0001 61% 42% 13% 11% <0.0001 0.0002 Skin Type I or II III/IV/V/VI 45% 42% 5% 3% <0.0001 <0.0001 54% 56% 13% 13% <0.0001 <0.0001

Safety Results - Safety Population KX2-391 was well tolerated No ocular exposure that led to ocular AEs No related clinically significant abnormal EKGs, PEs, vital signs or laboratory findings Number of Subjects (% of Subjects in Safety Population) KX01-AK-003 N=351 KX01-AK-004 N=351 Number of subjects KX2-391 N=175 Vehicle N=176 KX2-391 N=178 Vehicle N=173 Discontinuation of study drug a 1 (<1%) 0 0 0 Discontinuation prior to Day 57 – all unrelated 0 2 (1%) 0 0 Serious Adverse Events - all unrelated 0 2 (1%) 1 (<1%) 4 (2%) Treatment-related TEAEs b 20 (11%) 16 (9%) 36 (20%) 19 (11%) TEAE = Treatment Emergent Averse Events One subject discontinued study drug due to unrelated AE (laceration at treatment area on Day 2) but remained in the study Most related TEAEs were mild-moderate transient application site pruritus or pain that required no treatment

Local Skin Reactions (LSR) – Safety Population 0-3 LSR grade: 0=absent; 1=mild (slightly or barely perceptible); 2=moderate (distinct presence); 3=severe (marked, intense); Composite LSR score is the sum of all 6 LSR (erythema, flaking/scaling, crusting, swelling, vesicles/pustules, erosions/ulcers) grades with a possible range 0-18 LSRs were mostly mild to moderate, peaked on Day 8 and resolved by Day 29

Maximal Post-Baseline LSR at Grade 3 (Severe) - Safety Population

Number of Subjects (% of Subjects in Safety Population)	KX01-AK-003		KX01-AK-004	
	KX2-391 N=175	Vehicle N=176	KX2-391 N=178	Vehicle N =173
Erythema	5 (3%)	0	17 (10%)	0
Flaking/Scaling	11 (6%)	0	20 (11%)	1 (<1%)
Crusting	2 (1%)	0	5 (3%)	0
Swelling	1 (<1%)	0	1 (<1%)	0
Vesicles/Pustules	1 (<1%)	0	1 (<1%)	0
Erosions/Ulcers	0	0	0	0

Conclusions KX2-391 ointment 1%, once daily for 5 days, resulted in higher overall complete AK clearance rates at Day 57 than Vehicle in two Phase III trials at 44% and 54%, respectively Statistical significant differences were demonstrated in all subgroups analyzed including for face and scalp Most related TEAEs were mild-moderate transient application site pruritus or pain that required no treatment Mean composite LSR scores were low; peaking at Day 8 and resolving by Day 29 Completion of full 5-day self-application was at >99%